January 13, 1997



Development Bancorp, Ltd.
14 Quai du Seujet
Geneva, Switzerland CH-1201
      Re:       Registration Statement on Form S-8 (the "Registration
                Statement")

Ladies and Gentlemen:

      You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 1,000,000 shares of common stock, no par value per share ("Shares"), issuable pursuant to the Corporation's 1993 Stock Option Plan as to 600000 shares and 400,000 shares issuable pursuant to its 1994 Advisor Compensation Plan (collectively, the "Plans").

      In giving this opinion, we have reviewed and examined:

      1.        The Certificate of Incorporation of the Corporation;

      2.        The Bylaws of the Corporation;

      3. Certain resolutions of the Board of Directors of the Corporation;

      4.        The Registration Statement;

      5.        The Plans; and

      6. Such other matters as we have deemed relevant in order to form our opinion.

      In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

      Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement, and if the options are exercised in accordance with their terms and the terms of the relevant plan, will be legally issued, fully paid and nonassess- able.

      No opinion is expressed herein as to the application of state securities or Blue Sky laws.

      This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any

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governmental agency or other person without our prior written con-
sent.

      Notwithstanding the above, we consent to the reference to our firm name under the caption LEGAL OPINION in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



HAND & HAND

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